Exhibit 4.18

Dated 28 April 2015

CAPITAL PRODUCT PARTNERS L.P.

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Schedule 1

as Lenders

- and -

HSH NORDBANK AG

as Mandated Lead Arranger, Facility Agent and Security Trustee

- and -

HSH NORDBANK AG

as Bookrunner

- and -

HSH NORDBANK AG

as Swap Bank

- and -

DNB BANK ASA

(formerly DnB NOR BANK ASA)

as Co-Arranger

FIFTH SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 19 March 2008

(as amended and supplemented by

supplemental agreements dated, respectively, 2 October 2009, 30 June 2010, 21 May 2012 and

21 December 2012 and by a supplemental letter dated 16 April 2014)

in respect of revolving credit and term loan facilities

of (originally) US$350,000,000 in aggregate

WATSON FARLEY

&

WILLIAMS

THIS AGREEMENT is made on 28 April 2015

BETWEEN

(1)	CAPITAL PRODUCT PARTNERS L.P. as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Mandated Lead Arranger;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany as Facility Agent;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Security Trustee;

(6)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, as Bookrunner;

(7)	HSH NORDBANK AG, acting through its office at Martensdamm 6, D-24103 Kiel, Germany as Swap Bank; and

(8)	DNB BANK ASA (formerly DnB NOR Bank ASA), acting through its office at 8th Floor, The Walbrook Building, 25 Walbrook, EC4N 8AF, England as Co-Arranger.

BACKGROUND

(A)	By a loan agreement dated 19 March 2008 (as amended and supplemented by supplemental agreements dated, respectively, 2 October 2009, 30 June 2010, 21 May 2012 and 21 December 2012 and by a supplemental letter dated 16 April 2014, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Mandated Lead Arranger, (iv) the Facility Agent, (v) the Security Trustee, (vi) the Bookrunner, (vii) the Swap Bank and (viii) the Co-Arranger, the Lenders originally agreed to make available to the Borrower revolving credit and term loan facilities in an amount of (originally) up to US$350,000,000 (the “Loan”) in aggregate of which an amount of US$231,714,883.31 is by way of principal outstanding on the date hereof.

(B)	The Borrower has requested (the “Request”) that the Lenders agree to:

(i)	the deferral of the Repayment Installments in respect of each of the Term Loan and Tranche C which fall due on 30 June 2017 and 30 September 2017 until 30 December 2019 (the “New Final Maturity Date”) and the consequential amendments to the repayment profile of the Loan; and

(ii)	the extension of the final Repayment Date (which constitutes the final Repayment Date and the Repayment Date for the Balloon Instalment) until the New Final Maturity Date;

(C)	The Lenders’ consent to the Request referred to in Recital (B) is subject to the following conditions:

(i)	the Borrower first making a prepayment of $46,023,934 in total to be applied as follows:

(a)	$39,273,934 to be applied, in order of maturity, against five (5) of the Repayment instalments due in respect of the Term Loan (other than Tranche

C), falling due on 30 March 2016, 30 June 2016, 30 September 2016, 30 December 2016 and 30 March 2017; and

(b)	$6,750,000 to be applied, in order of maturity, against five (5) of the Repayment Instalments due in respect of Tranche C, falling due on 30 March 2016, 30 June 2016, 30 September 2016, 30 December 2016 and 30 March 2017; and

(ii)	any further conditions set out herein.

(D)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to the Request and to carry out the consequential amendments to the Loan Agreement and the other Finance Documents (the “Consequential Amendments’’, and together with the Request, the “Amendments”).

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions

In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the conditions precedent in Clause 3.2 are satisfied;

“Further Prepayment Amount” means an amount of $46,023,934 to be applied against the Loan in the manner set out in Clause 8;

“Mortgage Addendum” means, in respect of each Mortgage, a first, second or as the case may be, third addendum thereto, executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Facility Agent may approve or require and, in the plural, means all of them; and

“Prepayment Structuring Fee” means a fee of $557,072.85 (representing an amount equal to 0.3 per cent. of the Loan after an amount equal to the Further Prepayment Amount has been deducted from the Loan).

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Creditor Parties

The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement to:

(a)	the Request and the consequential amendments to the repayment profile of the Loan, including, without limitation, the merger, for the purposes of the repayment of the Loan pursuant to clause 8 of the Loan Agreement, of the repayment of Term Loan and Tranche C Repayment Instalments; and

(b)	the other amendments/variations to the Loan Agreement and the other Finance Documents referred to in Clause 5.

2.2	Effective Date

The agreement of the Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS

3.1	General

The agreement of the Creditor Parties contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Facility Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Facility Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 3, Part A to the Loan Agreement in relation to the Borrower in connection with the execution of this Agreement, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it;

(c)	an original of each Mortgage Addendum, duly signed by the relevant Owner, and evidence satisfactory to the Facility Agent and its lawyers that the same has been registered as a valid first, second or, as the case may be, third addendum to the Mortgage it relates to in accordance with the laws of the relevant Approved Flag State;

(d)	evidence that the Further Prepayment Amount has been applied in prepayment of the Loan in the manner set out in Clause 8;

(e)	evidence that the Prepayment Structuring Fee has been paid to the Facility Agent in full on or prior to the Effective Date for distribution among the Lenders pro rata to their Commitments in the manner set out in Clause 8;

(f)	such legal opinions as the Facility Agent may require in respect of such matters concerning the laws of the Republic of Liberia and the Republic of the Marshall Islands; and

(g)	evidence that the agent referred to in Clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Agreement.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties

The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true, valid and not misleading if repeated on the date of this Agreement.

4.2	Repetition of Finance Document representations and warranties

The Borrower and each of the other Security Parties represent and warrant to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true, valid and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement

With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by deleting in clause 1.1 thereof the definition of “Balloon Installment” and replacing it as follows:

““Balloon Installment” has the meaning given to that item in Clause 8.2(b)(ii)”;

(b)	by deleting in clause 1.1 thereof the definition of “Fee Letter” and replacing it as follows:

““Fee Letter” means any letter issued or to be issued by the Borrower to the Facility Agent in which the Borrower agrees to pay certain fees to the Facility Agent in connection with this Agreement;”;

(c)	by deleting the words “the Fee Letter” in paragraph (c) of the definition of “Finance Documents” in clause 1.1 thereof and replacing them with the words “any Fee Letter”;

(d)	by deleting in clause 1.1 thereof the definition of “Mortgage” and replacing it as follows:

““Mortgage” means, in relation to a Ship, the first preferred or, as the case may be, priority ship mortgage on the Ship under the relevant Approved Flag executed by the Owner of that Ship in favour of the Security Trustee as the same is amended, or, as the context may require, may be amended, by the relevant Mortgage Addendum from time to time, in such form as the Lenders may approve or require;”

(e)	by deleting in clause 1.1 thereof the definition of “Mortgage Addendum” and replacing it as follows:

““Mortgage Addendum” means, in respect of the Mortgage relative to:

(a)	AGAMEMNON, ATROTOS, HYUNDAI PREMIUM, HYUNDAI PARAMNOUT and ARCHIMIDIS, a first addendum thereto;

(b)	MILTIADIS M II and AIAS, a second addendum thereto; and

(c)	AMORE MIO II, OVERSEAS KIMOLOS and OVERSEAS SIFNOS, a third addendum thereto,

Each, as the context may require, executed or to be executed by the relevant Owner in favour of the Security Trustee in such form as the Facility Agent may approve or require and, in the plural, means all of them;”;

(f)	by deleting in clause 1.1 thereof the definition of “Repayment Installment” and replacing it as follows:

““Repayment Installment” has the meaning given to that item in Clause 8.2(b)(i)”;

(g)	by deleting in clause 1.1 thereof the definition of “Second Mortgage Addendum”.

(h)	by inserting the following new definitions in clause 1.1 thereof:

““Effective Date” means the date on which the conditions precedent in clause 3.2 of the Fifth Supplemental Agreement are satisfied;

“Fifth Supplemental Agreement” means the fifth supplemental agreement to this Agreement and the other Finance Documents dated 28 April 2015 entered into between (i) the Borrower, (ii) the Existing Owners, (iii) the Additional Ship Owners, (iv) the Lenders, (v) the Mandated Lead Arranger, (vi) the Facility Agent, (vii) the Security Trustee, (viii) the Bookrunner, (ix) the Swap Bank and (x) the Co-Arranger; and

“Final Maturity Date” means 30 December 2019.”;

(i)	by deleting Clause 8.2(b) thereof in its entirety and by replacing it as follows:

“(b)	Save as otherwise repaid or prepaid on or prior to the Effective Date, the Borrower shall repay the Loan by:

(i)	twelve (12) repayment instalments (each a “Repayment Installment” and, together, the “Repayment Installments” each in the amount of:

(A)	in the case of the first, second and third Repayment Instalments, $1,350,000; and

(B)	in respect of the fourth to the twelfth Repayment Instalments (inclusive), $9,204,786.80; and

(ii)	a final balloon instalment in the amount of $98,797,868.11 (the “Balloon Installment”).”;

(j)	by deleting Clause 8.3 thereof in its entirety and by replacing it as follows:

“8.3 Repayment Dates.

Save as otherwise repaid or prepaid on or prior to the Effective Date:

(a)	in the case of the Repayment Instalments to be repaid pursuant to Clause 8.2(b)(i)(A), the first such Repayment Instalment shall be repaid on 30 June 2015, the second Repayment Instalment on 30 September 2015 and the third Repayment Instalment on 30 December 2015; and

(b)	in the case of the Repayment Instalments to be repaid pursuant to Clause 8.2(b)(i)(B), the first two such Repayment Instalments shall be repaid on 30 November 2017 and 30 March 2018 and each subsequent Repayment instalment thereafter at 3-monthly intervals thereafter and the last Repayment shall be repaid, together with the Balloon Installment, on the Final Maturity Date.”;

(k)	by construing all references therein to “this Agreement” where the context admits as being references to “this Agreement as the same is amended and supplemented by this Agreement and as the same may from time to time be further supplemented and/or amended”;

(l)	by construing all references in the Loan Agreement to a “Mortgage” as a reference to that Mortgage as amended by the relevant Mortgage Addendum; and

(m)	by construing references to each of the Finance Documents as being references to each such document as it is from time to time supplemented and/or amended.

5.2	Amendments to Finance Documents

With effect on and from the Effective Date, each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)	by construing all references in the Finance Documents to a “Mortgage” as a reference to that Mortgage as amended by the relevant Mortgage Addendum; and

(c)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc.

The Borrower shall and shall procure that each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Facility Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances

Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances

The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice

The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1	Fees

7.2	The Borrower shall pay to the Facility Agent:

(a)	on or prior to the Effective Date for distribution among the Lenders pro rata to their Commitments, the non-refundable Prepayment Structuring Fee; and

(b)	certain other fees as are referred to in any Fee Letter, such fees to be in such amount and to be payable at the times and in the manner referred to in that Fee Letter.

7.3	Expenses

The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	APPLICATION

8.1	Application of Further Prepayment Amount

The Further Prepayment Amount shall be applied against the Loan by no later than the Effective Date as follows:

(a)	$39,273,934 to be applied, in order of maturity, against five (5) of the Repayment Instalments in respect of the Term Loan (other than Tranche C) falling due on 30 March 2016, 30 June 2016, 30 September 2016, 30 December 2016 and 30 March 2017; and

(b)	$6,750,000 to be applied, in order of maturity, against five (5) of the Repayment Instalments due in respect of Tranche C falling due on 30 March 2016, 30 June 2016, 30 September 2016, 30 December 2016 and 30 March 2017.

9	COMMUNICATIONS

9.1	General

The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

10	SUPPLEMENTAL

10.1	Counterparts

This Agreement may be executed in any number of counterparts.

10.2	Third Party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

11	LAW AND JURISDICTION

11.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

11.2	Incorporation of the Loan Agreement provisions

The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

LENDERS

Lender	Lending Office
HSH Nordbank AG	Gerhart-Hauptmann-Platz 50 20095 Hamburg Germany Fax No: +49 40 33 33 34118

Alpha Bank A.E.	Akti Miaouli 89 185 38 Piraeus Greece Fax No: +30 210 429 0348

DNB BANK ASA (formerly DnB NOR Bank ASA)	8th Floor The Walbrook Building 25 Walbrook London EC4N 8AF England Fax No: 0044 207 626 5356

National Bank of Greece S.A.	Bouboulinas 2 & Akti Miaouli 185 35 Piraeus Fax No: +30 210 414 4120

Piraeus Bank S.A. (formerly known as Piraeus Bank A.E.)	4 Amerikis Street 10564 Athens Greece Fax No: +30 210 429 2669

EXECUTION PAGES

BORROWER

SIGNED by for and on behalf of CAPITAL PRODUCT PARTNERS L.P.	) ) )	/s/ Valasia Gkigkilini Valasia Gkigkilini

LENDERS

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

SIGNED by for and on behalf of ALPHA BANK A.E.	) ) )	/s/ K. N. SOTIRIOU K. N. SOTIRIOU	/s/ C. V. FLOKOS C. V. FLOKOS

SIGNED by for and on behalf of DNB BANK ASA	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

SIGNED by for and on behalf of NATIONAL BANK OF GREECE S.A.	) ) )	/s/ Gerakaris Alexandros Gerakaris Alexandros	/s/ Christos Kalivas Christos Kalivas

SIGNED by for and on behalf of PIRAEUS BANK S.A.	) ) )	/s/ OIKONOMOU K. OIKONOMOU K.	/s/ Athanasios Doudoulas Athanasios Doudoulas

SWAP BANK

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos
BOOKRUNNER

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

MANDATED LEAD ARRANGER

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

CO-ARRANGER

SIGNED by for and on behalf of DNB BANK ASA	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

FACILITY AGENT

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

SECURITY TRUSTEE

SIGNED by for and on behalf of HSH NORDBANK AG	) ) )	/s/ Daphne Elektra Angela Stamatopoulos Daphne Elektra Angela Stamatopoulos

Witness to all the above signatures	) )	/s/ Andreas Giakoumelos Andreas Giakoumelos

Name: Address:

ANDREAS GIAKOUMELOS ATTORNEY-AT-LAW WATSON FARLEY & WILLIAMS 348 SYNGROU AVENUE 176 74 KALLITHEA ATHENS - GREECE

COUNTERSIGNED this day 28th of April 2015 for and on behalf of the following Security Parties, each of which agree in consideration of the Lenders agreeing to enter into the above Agreement (the adequacy of which each of the below signatories hereby confirms), that:

(a)	the Guarantee to which that Owner is a party shall, with effect from the Effective Date, continue to secure the obligations of the Borrower under the Loan Agreement and the other Finance Documents as supplemented and amended by or pursuant to the Agreement;

(b)	the Request and the Amendments shall be covered by that Guarantee;

(c)	any Designated Transactions to be entered into by the Swap Bank with the Borrower from time to time to hedge the Borrower’s interest rate exposure under the Loan Agreement, shall be covered by that Owner’s Guarantee; and

(d)	each Owner is fully familiar with and agrees to the terms and conditions of the Agreement (as evidenced by each Owner’s countersignature thereof);

(e)	with effect from the Effective Date:

(i)	references in the Guarantee to which that Owner is a party to the “Loan Agreement” shall be construed as references to the Loan Agreement as amended by the Agreement;

(ii)	references in the Guarantee to which that Owner is a party “this Guarantee” (and expressions such as “hereby”, ‘‘hereof” and “hereunder”) shall be construed as references to that Guarantee as supplemented and amended by this Agreement; and

(iii)	references in the Guarantee to which that Owner is a party to “Finance Documents” shall be construed as references to the Finance Documents as supplemented and amended by or pursuant to this Agreement;

(f)	The representations and warranties contained in Clause 10 of the Guarantee to which that Owner is a party are hereby repeated with reference to the circumstances prevailing at the date of this Agreement, but so that references therein to “this Guarantee” shall be construed so as to include a reference to this Agreement.

(g)	Save for any amendments to the Guarantee to which that Owner is a party made as a result of or pursuant to this Agreement, that Guarantee shall remain in full force and effect and each Owner agrees to be bound by and comply with that Guarantee as amended on and with effect from the Effective Date.

(h)	Clauses 17 (Notices) and 18 (Governing Law and Jurisdiction) of each Guarantee shall apply to this Agreement as if set out in full, with any necessary consequential amendments.

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris for and on behalf of WIND DANCER SHIPPlNG INC.	Evangelo Bairactaris for and on behalf of BELERION MARITIME CO.

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris for and on behalf of EPICURUS SHIPPING COMPANY	Evangelos Bairactaris for and on behalf of AIAS CARRIERS CORP.

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris for and on behalf of MILTIADIS MII CARRIERS CORP.	Evangelos Bairactaris for and on behalf of BAYMONT ENTERPRISES INCORPORATED

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris for and on behalf of AGAMEMNON CONTAINER CARRIERS CORP.	Evangelos Bairactaris for and on behalf of HERCULES CONTAINTER CARRIERS CORP.

/s/ Evangelos Bairactaris	/s/ Evangelos Bairactaris
Evangelos Bairactaris for and on behalf of IASON CONTAINER CARRIERS CORP.	Evangelos Bairactaris for and on behalf of ARCHIMIDIS CONTAINER CARRIER CORP.